FOR IMMEDIATE RELEASE
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                       P&G DECLARES COMMON STOCK DIVIDEND
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         CINCINNATI, April 7, 2003 - The Procter & Gamble Company (NYSE:PG)
declared a quarterly dividend of forty-one cents ($ .41) per share on the Common Stock and on the Series A ESOP Convertible Class A Preferred Stock, payable on or after May 15, 2003 to shareholders of record at the close of business on April 17, 2003. The company has been paying dividends without interruption since incorporation in 1890.

         P&G is celebrating 165 years of providing trusted quality brands that make every day better for the world's consumers. We market nearly 300 brands - including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice `n Easy(R) - in more than 160 countries around the world. The P&G community consists of nearly 102,000 employees working in almost 80 countries worldwide. Please visit WWW.PG.COM for the latest news and in-depth information about P&G and its brands.

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P&G CONTACTS:
Corporate Media Center
1-866-PROCTER (1-866-776-2837)

John Goodwin - Investor Relations
513-983-2414